News Release
Contact: Kevin Royal, Chief Financial Officer
866.475.0317 x11120
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports First Quarter 2016 Results

SAN DIEGO (May 3, 2016) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, today announced its results for the three months ended March 31, 2016.
Financial Results for the Three Months Ended March 31, 2016
Revenue for the first quarter of 2016 was $133.0 million, compared with revenue of $142.5 million for the first quarter of 2015.
Operating loss for the first quarter of 2016 was $16.3 million, compared with operating loss of $1.2 million for the first quarter of 2015.
Net loss for the first quarter of 2016 was $10.1 million, compared with net loss of $0.4 million for the first quarter of 2015.
Diluted loss per share for the first quarter of 2016 was $0.22, compared with diluted loss per share of $0.01 for the first quarter of 2015.
The Company recognized income tax benefit of $5.5 million for the first quarter of 2016, compared with income tax benefit of $0.1 million for the first quarter of 2015.
Non-GAAP Financial Results for the Three Months Ended March 31, 2016
Non-GAAP operating loss for the first quarter of 2016 was $1.7 million, compared with non-GAAP operating loss of $1.2 million for the first quarter of 2015. Non-GAAP operating loss for the first quarter of 2016 excludes a legal accrual of $13.9 million and restructuring and impairment charges of $0.7 million. The legal accrual represents the Company's current best estimate of the cost of a joint resolution of previously disclosed investigative subpoenas from the Attorney General of the State of California and civil investigative demands from the Consumer Financial Protection Bureau.
Non-GAAP net loss for the first quarter of 2016 was $0.9 million, compared with non-GAAP net loss of $0.4 million for the first quarter of 2015. Non-GAAP net loss for the first quarter of 2016 excludes the $13.9 million legal accrual referred to above, restructuring and impairment charges of $0.7 million and a tax benefit amount of $5.4 million.
Non-GAAP diluted loss per share for the first quarter of 2016 was $0.02, compared with non-GAAP diluted loss per share of $0.01 for the first quarter of 2015.
Balance Sheet and Cash Flow
As of March 31, 2016, the Company had cash, restricted cash, cash equivalents and marketable securities of $351.9 million, compared with cash, restricted cash, cash equivalents and marketable securities of $374.0 million as of December 31, 2015.
The Company used $17.2 million of cash for operating activities during the three months ended March 31, 2016, compared with $7.4 million of cash provided by operating activities during the three months ended March 31, 2015.

Student Enrollment
Total student enrollment at the Company's academic institutions, Ashford University and University of the Rockies, was 50,814 students at March 31, 2016, compared with total student enrollment of 55,322 at March 31, 2015.
As of March 31, 2016, the 12-month retention for all Ashford students who were active on the last day of the first quarter of 2015 was 62.2%. As of March 31, 2015, the 12-month retention for all Ashford students who were active on the last day of the first quarter of 2014 was 64.2%.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating loss, non-GAAP net loss and non-GAAP diluted loss per share, each of which excludes our legal accrual, restructuring and impairment charges, and certain income tax adjustments. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company's financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company's performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Bridgepoint Education will host a conference call at 5:00 p.m. ET (2:00 p.m. PT) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States / Canada is 866-859-7412, and the dial-in number for other callers is 832-900-4623. The access code for all callers is 97526740. A live broadcast of the call will also be available on the Company's website at http://ir.bridgepointeducation.com.
A replay of the call will be available via telephone through June 2, 2016. To access the replay, callers in the United States / Canada should dial 855-859-2056 and other callers should dial 404-537-3406, and enter the access code 97526740.
About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint owns two academic institutions - Ashford University and University of the Rockies. Together, these programs, technologies, and resources represent a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information, visit www.bridgepointeducation.com or www.facebook.com/BridgepointEducation.
Forward-Looking Statements
This news release may contain forward-looking statements, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company's outlook for 2016 and beyond. These forward-looking statements are subject to risks and uncertainties that could cause the Company's actual performance or results to differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation, the failure to comply with the extensive regulatory framework applicable to the Company and its institutions, adverse administrative, economic, legislative or regulatory changes affecting the Company and its institutions, the imposition of fines or other corrective measures against the Company's institutions, competition in the postsecondary education market and its potential impact on the Company's market share, recruiting costs and tuition rates, reputational and other risks related to potential compliance audits, regulatory or legal actions, negative publicity or service disruptions, and the inability to recruit and retain students or develop new or expanded programs in a timely and cost-effective manner.
Additional information on factors that could affect the Company's performance or results is included from time to time in the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC, and the Company's quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$133,002	$142,518
Costs and expenses:
Instructional costs and services	69,586	75,049
Admissions advisory and marketing	51,677	52,347
General and administrative	13,455	16,322
Legal accrual	13,874	—
Restructuring and impairment charges	709	—
Total costs and expenses	149,301	143,718
Operating loss	(16,299)	(1,200)
Other income, net	683	689
Loss before income taxes	(15,616)	(511)
Income tax benefit	(5,504)	(140)
Net loss	$(10,112)	$(371)
Loss per share:
Basic	$(0.22)	$(0.01)
Diluted	(0.22)	(0.01)
Weighted average number of common shares outstanding used in computing loss per share:
Basic	45,933	45,428
Diluted	45,933	45,428

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$243,120	$282,145
Restricted cash	21,439	24,685
Investments	37,243	19,387
Accounts receivable, net	34,179	24,091
Student loans receivable, net	726	775
Prepaid expenses and other current assets	42,027	52,192
Total current assets	378,734	403,275
Property and equipment, net	19,568	21,742
Investments	50,056	47,770
Student loans receivable, net	7,147	7,394
Goodwill and intangibles, net	20,210	21,265
Other long-term assets	5,162	5,320
Total assets	$480,877	$506,766
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$70,810	$79,196
Deferred revenue and student deposits	82,379	88,756
Total current liabilities	153,189	167,952
Rent liability	17,842	20,118
Other long-term liabilities	14,974	15,046
Total liabilities	186,005	203,116
Total stockholders' equity	294,872	303,650
Total liabilities and stockholders' equity	$480,877	$506,766

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(10,112)	$(371)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for bad debts	9,619	8,396
Depreciation and amortization	3,729	5,345
Amortization of premium/discount	(51)	19
Stock-based compensation	2,298	2,245
Excess tax benefit of option exercises	(336)	(231)
Loss on impairment of student loans receivable	141	359
Net (gain) loss on marketable securities	(19)	34
Loss on impairment of fixed assets	—	163
Changes in operating assets and liabilities:
Restricted cash	3,298	5,716
Accounts receivable	(19,633)	(17,931)
Prepaid expenses and other current assets	(5,336)	360
Student loans receivable	320	260
Other long-term assets	157	(185)
Accounts payable and accrued liabilities	7,470	10,270
Deferred revenue and student deposits	(6,367)	(5,313)
Other liabilities	(2,348)	(1,748)
Net cash (used in) provided by operating activities	(17,170)	7,388
Cash flows from investing activities:
Capital expenditures	(291)	(1,626)
Purchases of investments	(20,156)	(142)
Non-operating restricted cash	(52)	12
Capitalized costs for intangible assets	(227)	(592)
Sales of investments	—	10,101
Maturities of investments	—	20,000
Net cash (used in) provided by investing activities	(20,726)	27,753
Cash flows from financing activities:
Proceeds from exercise of stock options	138	127
Excess tax benefit of option exercises	336	231
Tax withholdings on issuance of stock awards	(1,603)	(1,225)
Net cash used in financing activities	(1,129)	(867)
Net (decrease) increase in cash and cash equivalents	(39,025)	34,274
Cash and cash equivalents at beginning of period	282,145	207,003
Cash and cash equivalents at end of period	$243,120	$241,277

BRIDGEPOINT EDUCATION, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating Loss Reconciliation:
GAAP operating loss	$(16,299)	$(1,200)
Legal accrual	13,874	—
Restructuring and impairment charges	709	—
Non-GAAP operating loss	$(1,716)	$(1,200)

Net Loss Reconciliation:
GAAP net loss	$(10,112)	$(371)
Legal accrual	13,874	—
Restructuring and impairment charges	709	—
Income tax expense impact	(5,406)	—
Non-GAAP net loss	$(935)	$(371)

Diluted Loss Per Share Reconciliation:
GAAP diluted loss per share	$(0.22)	$(0.01)
Legal accrual	0.30	—
Restructuring and impairment charges	0.02	—
Income tax expense impact	(0.12)	—
Non-GAAP diluted loss per share	$(0.02)	$(0.01)